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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date:  February 12, 2003

                      TRAVELERS CASUALTY & SURETY COMPANY


                      By: /s/ Daniel W. Jackson
                         --------------------------------------------
                         Name:  Daniel W. Jackson
                         Title:  Assistant Secretary


                      TRAVELERS PROPERTY CASUALTY CORP.


                      By: /s/ Daniel W. Jackson
                         --------------------------------------------
                         Name:  Daniel W. Jackson
                         Title:  Assistant Secretary


                      CITIGROUP ALTERNATIVE INVESTMENTS LLC


                      By: /s/ Andrew E. Feldman
                         --------------------------------------------
                         Name:  Andrew E. Feldman
                         Title:  Assistant Secretary


                      CITIGROUP INVESTMENTS INC.


                      By: /s/ Andrew E. Feldman
                         --------------------------------------------
                         Name:  Andrew E. Feldman
                         Title:  Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title:  Assistant Secretary